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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HASTINGS ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

3601 Plains Boulevard
Amarillo, Texas 79102

May 12, 2004

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Hastings Entertainment, Inc. to be held at the Hastings Electronic Learning Center in the Cornette Library on the campus of West Texas A&M University on Wednesday, June 9, 2004, at 4:00 p.m., central daylight savings time. The Cornette Library is located at the corner of University Drive and 26th Street in Canyon, Texas.

     The attached Notice of Annual Meeting and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, shareholders will consider and vote upon the election of one member of the Board of Directors.

     Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

     We urge you to review carefully the accompanying material and to promptly return the enclosed proxy card or vote by telephone or via the Internet as instructed on your proxy card. Voting by proxy, telephone or Internet will not prevent you from voting in person at the Annual Meeting.

Sincerely,

/s/ John H. Marmaduke
John H. Marmaduke
Chairman of the Board

3601 Plains Boulevard
Amarillo, Texas 79102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 9, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Hastings Entertainment, Inc. will be held on Wednesday, June 9, 2004, at 4:00 p.m., central daylight savings time at the Hastings Electronic Learning Center in the Cornette Library on the campus of West Texas A&M University, located at the corner of University Drive and 26th Street in Canyon, Texas, for the following purposes:

(1)	To elect one director to our Board of Directors for a term expiring in 2007; and

(2)	To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     The close of business on April 27, 2004 was fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     Shareholders are urged to vote by completing, dating, signing and returning the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States, by telephone or via the Internet as instructed on the proxy card. Voting by proxy, telephone or Internet will not prevent shareholders from voting in person at the Annual Meeting.

By Order of the Board of Directors

/s/ Jerry M. McKee
Jerry M. McKee
Corporate Secretary

Amarillo, Texas
May 12, 2004

PROXY STATEMENT

Hastings Entertainment, Inc.
3601 Plains Boulevard
Amarillo, Texas 79102

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 9, 2004

GENERAL QUESTIONS AND ANSWERS

Q:	When is the Proxy Statement being mailed and who is soliciting proxies?

A:	This Proxy Statement is first being mailed on or about May 12, 2004, to shareholders of the Company by the Board of Directors to solicit proxies (the “Proxies”) for use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Wednesday, June 9, 2004, at 4:00 p.m. central daylight savings time at the Hastings Electronic Learning Center in the Cornette Library on the campus of West Texas A&M University. The Cornette Library is located at the corner of University Drive and 26th Street in Canyon, Texas.

Q:	Who may attend the Annual Meeting?

A:	All of our shareholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Shareholders as of the close of business on April 27, 2004 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:

•	The election of one director to the Board of Directors for a term expiring in 2007; and

•	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:	How do I vote?

A:	You may vote by attending the Annual Meeting or, if you chose not to attend, by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope, by telephone or via the Internet as instructed on the proxy card. If you then decide to attend the Annual Meeting, you may revoke your Proxy by voting in person.

All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted:

•	FOR the election of the person named as nominee for election as director for a term expiring in 2007 under the caption “Proposal No.1: Election of One Director;” and

•	At the discretion of the Proxy holders with regard to any other matter that may properly come before the Annual Meeting.

Where a shareholder has properly specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by (i) providing written notice of revocation to Jerry M. McKee,

Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, or (ii) attending the Annual Meeting and voting in person.

If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. If you sign and send your proxy but do not indicate how you want to vote, your proxy will be counted as a vote FOR the nominee for election as director.

Q:	If I abstain from voting or withhold authority to vote for the director nominee, will my shares be counted in the vote?

A:	If you abstain from voting or elect to withhold authority to vote for the director nominee, your shares will not be counted in the vote for the nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker is required to vote shares in accordance with instructions received from you. Your broker may vote your shares on the proposal for the election of a director if your broker does not receive instructions from you, but is not required to do so. To be sure your shares are voted, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, your shares may not be counted in the vote on the proposal for the election of a director.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:	Who will count the vote?

A:	Representatives of Mellon Investor Services, Inc., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum?

A:	As of the Record Date, 11,361,506 shares of our common stock were issued and outstanding. A majority of the issued and outstanding shares present or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from, and have no effect on the outcome of, the election of a director.

Q:	What is the required vote for the election of a director?

A:	The required vote for election of a director is a plurality of the votes of the shares of common stock having voting power present or represented by Proxy at the Annual Meeting.

Q:	How much did this proxy solicitation cost?

A:	We have hired Mellon Investor Services, Inc. to assist in the distribution of proxy materials and solicitation of votes at a cost of $3,750, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock. Our officers and regular employees may also solicit Proxies, but they will not be specifically compensated for such services.

PROPOSAL NO. 1:
ELECTION OF ONE DIRECTOR

Our Board of Directors is divided into three classes, with Class 1 and 2 consisting of three directors and Class 3 consisting of one director. Members of each class of directors generally serve for a term of three years. A director serves until the Annual Meeting of Shareholders in the year in which his or her term expires or until his or her successor is elected and qualified or until the earlier of his or her resignation, death or removal.

The term of Ms. Ann Spector Lieff expires at this Annual Meeting and the Board has nominated her for reelection as a director to serve for a three-year term expiring at our Annual Meeting in 2007, or until her successor is elected and qualified or until her resignation, death or removal. In order to be elected a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by Proxy at the Annual Meeting.

The nominee has indicated her willingness to serve as a member of the Board if elected; however, in case the nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee. Proxies cannot be voted for more than one nominee.

Set forth below is information as to the nominee for election at the Annual Meeting, and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other companies. Similar information is included with respect to the two current directors whose terms of office will end as of the date of the Annual Meeting and who are not standing for reelection.

The Board recommends a vote FOR the nominee listed below for election as a director (Proposal 1 on the proxy card.)

Nominee for Election to the Board of Directors

Ann Spector Lieff, age 52, has served as a director of Hastings since December 2001. Mrs. Lieff is the founder of The Lieff Company and has been its President since 1998. Prior to 1998, Mrs. Lieff was in the music industry employed by Spec’s Music as the President and Chief Executive Officer from 1980 to 1998 and as Vice President from 1974 to 1980. Mrs. Lieff currently serves as a Board member of Herzfeld Caribbean Basin Fund, Inc., Mayor’s Jewelers, Inc., Claire’s Stores, Inc. and the Executive Advisory Board, University of Denver Daniels College of Business.

Other Directors Whose Terms of Office Continue After the Annual Meeting

John H. Marmaduke, age 57, has served as Hastings’ President and Chief Executive Officer since July 1976 and as Chairman of the Board since October 1993. Mr. Marmaduke’s current term as director expires in 2006. Mr. Marmaduke served as President for Western Merchandisers, Inc., our former parent company, from 1982 through June 1994, including the years 1991 through 1994 when Western was a division of Wal-Mart. Mr. Marmaduke also serves on the board of directors of Interactive Entertainment Merchants Association. Mr. Marmaduke received the 1998 Ernst & Young Entrepreneur of the Year award for the Southwest Retail/Consumer Products Industry. Mr. Marmaduke has been active in the entertainment retailing industry with us and our predecessor company for over 30 years. John H. Marmaduke and Stephen S. Marmaduke are brothers.

Stephen S. Marmaduke, age 54, has served as a director of Hastings since October 1991. Mr. Marmaduke’s current term as director expires in 2005. Since 1992, Mr. Marmaduke has been a private investor. From 1978 to September 1992, Mr. Marmaduke served as Vice President of Purchasing for Western Merchandisers, Inc. Mr. Marmaduke is a former Board Member of the Country Music Association. John H. Marmaduke and Stephen S. Marmaduke are brothers.

Gaines L. Godfrey, age 70, has served as a director of Hastings since October 1991. Mr. Godfrey’s current term as director expires in 2006. Mr. Godfrey served as Hastings’ Senior Vice President from May 2000 to January 2001 and as Senior Vice President and Chief Financial Officer from May 2000 to October 2000. Mr. Godfrey has been associated with Godfrey Ventures in the field of financial consulting, including evaluations, financing, underwriting, purchases and sales in a wide range of industries, since 1982. Mr. Godfrey was associated with Mesa Petroleum from 1973 to 1982 and served as its Vice President of Finance from 1974 to 1982.

Daryl L. Lansdale, age 63, has served as a director of Hastings since March 2001. Mr. Lansdale’s current term as director expires in 2005. Since 2002, Mr. Lansdale has been a consultant and a private investor. Mr. Lansdale was President of Rush Retail Centers from March 1998 to January 2002. Mr. Lansdale served as President and Chief Executive Officer of Lil’ Things, Inc. from January 1997 to February 1998. Mr. Lansdale also served as Chairman and Chief Executive Officer of Scotty’s, Inc. from July 1987 to March 1996.

Frank O. Marrs, age 59, has served as a director of Hastings since April 2003. Mr. Marrs’ current term as director expires in 2005. Mr. Marrs has served as Chief Executive Officer of Gupton Marrs International since 2001. For more than 24 years prior to 1998, Mr. Marrs was employed by KPMG, LLP, serving in several leadership positions, including National Managing Partner of Audit.

Jeffrey G. Shrader, age 53, has served as a director of Hastings since October 1992. Mr. Shrader’s current term as director expires in 2006. Mr. Shrader has been a shareholder in the law firm of Sprouse Shrader Smith, P.C. in Amarillo, Texas since January 1993. Mr. Shrader is also a member of the Board of Directors of Parallel Petroleum Corporation.

Other Directors Whose Terms of Office End as of the Date of the Annual Meeting

Peter A. Dallas, age 69, has served as a director of Hastings since October 1991 and our predecessor since 1970. Mr. Dallas is retiring from the Board of Directors as of the date of this Annual Meeting. Since 1999, Mr. Dallas has been an independent banking consultant. Mr. Dallas served as an officer of Bank of America, N.A. and its predecessors, NationsBank, N.A., Boatmen’s First National Bank of Amarillo and The First National Bank of Amarillo, from 1965 to 1999. Mr. Dallas is also a member of the Board of Directors of a private investment company.

Ron G. Stegall, age 56, has served as a director of Hastings since May 1996. Mr. Stegall is resigning from the Board of Directors as of the date of this Annual Meeting. Mr. Stegall is the founder of Arlington Equity Partners, Inc. and has served as its Chief Executive Officer since January 1992. Mr. Stegall has also served as the General Partner of Denton Harley-Davidson, dba American Eagle Harley-Davidson since October 2001. Mr. Stegall is also the founder of BizMart, Inc. and from October 1987 to December 1991 served as its Chief Executive Officer. For more than 16 years prior to 1987, Mr. Stegall was employed by Tandy Corporation/Radio Shack Division, serving as Senior Vice President from 1983 to 1987 and Vice President from 1979 to 1983. Mr. Stegall currently serves as Chairman of the Board of InterTAN, Inc. and as a director of Gadzooks, Inc.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Board Meetings

During fiscal 2003, our Board held five meetings. All incumbent directors attended at least 75% of all Board and applicable committee meetings.

Independence

The NASDAQ Stock Market (“NASDAQ”) has recently adopted new independence standards for companies listed on NASDAQ, including Hastings. These standards require that a majority of the Board and each member of the audit, compensation and nominations committees be “independent” within the meaning of the standards, subject to certain limited exceptions. The Board, applying the NASDAQ standards, has determined that four of the seven directors who will continue in office after the meeting (i.e. Ms. Lieff and Messrs. Godfrey, Lansdale and Marrs) are independent and that no relationship exists as to any such independent director that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities. The Board also determined that Messrs. Dallas and Stegall, who will not stand for reelection at the meeting, are independent. In addition, each member of the Audit Committee qualifies under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. Mr. Shrader is a shareholder of a law firm that received fees for legal services from the Company in fiscal 2003 (see “Certain Relationships and Related Transactions”), and, therefore, he is not independent within the meaning of the NASDAQ standards. However, as permitted by the NASDAQ standards, the Board has determined that it is in the best interest of Hastings and its shareholders that he should continue to serve as Chairman of the Compensation Committee. Mr. Shrader is not an employee of Hastings and does not participate in the compensation plans administered by the Committee. The Board believes that Mr. Shrader’s experience on the Committee and as an attorney make him a valuable contributor to the Committee’s deliberations. Accordingly, the Board has determined that the Board of Directors and Committees of Hastings meet applicable independence standards of NASDAQ and the SEC.

Committees

Our Board had both an Audit Committee and a Compensation Committee in fiscal 2003 and formed a Director Nominating Committee in April 2004.

•	The Audit Committee undertakes a variety of activities designed to assist our Board in fulfilling its oversight role regarding the professional services and independence of Hastings’ independent auditors and our accounts, procedures and internal controls. The Audit Committee acts pursuant to a Charter that was adopted and became effective December 5, 2003 (a copy of which is attached as Exhibit A to this proxy statement.) The Audit Committee is responsible for (i) reviewing the scope of, and approving in advance the fees for, the annual audit and any non-audit services, (ii) reviewing with Hastings’s independent auditors, the corporate accounting practices and policies and recommending to whom reports should be submitted within Hastings, (iii) reviewing Hastings’ independent auditors final report, (iv) reviewing with internal and independent auditors overall accounting and financial controls, (v) being available to the independent auditors during the year for consultation purposes, (vi) reviewing the annual audited and quarterly financial statements with the Company’s management, its Disclosure Committee and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (vii) discussing the Company’s earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies, with the Chief Financial Officer; and (viii) procedures for receiving, retaining and tracking confidential and anonymous complaints about our accounting, internal controls or other auditing matters.

The current members of our Audit Committee are Frank O. Marrs (Chair), Daryl L. Lansdale and Ron G. Stegall. Mr. Stegall is resigning as a director effective as of the date of the Annual Meeting and, following the Annual Meeting, Ann Spector Lieff will replace Mr. Stegall on the Audit Committee. All current members of the Audit Committee, and Ms. Lieff, are independent as defined by the relevant rules of the SEC. In addition, the Board has determined that each current member of the Audit Committee, and Ms. Lieff, is financially literate and that Mr. Marrs is an “audit committee financial expert” as defined by regulations promulgated by the SEC. During fiscal 2003, the Audit Committee met seven times.

•	The Compensation Committee, among other things, recommends the compensation of our executive officers and recommends grants of options under our stock option plans for consideration by the Board of Directors. See “Executive Compensation.” Committee members are Jeffrey G. Shrader, Peter A. Dallas and Daryl L. Lansdale. Mr. Dallas is retiring as a director effective as of the date of the Annual Meeting and, following the Annual Meeting, Mr. Gaines L. Godfrey will replace Mr. Dallas on the Compensation Committee. The Compensation Committee met one time in fiscal 2003.

•	The Director Nominating Committee formally nominates individuals for consideration as directors and makes recommendations to the Board of Directors regarding the size, composition and committees of the

Board. A charter has not yet been adopted for the Director Nominating Committee. The current members of the Director Nominating Committee are Daryl L. Lansdale, Peter A. Dallas, Ron G. Stegall, Ann S. Lieff and Frank O. Marrs. Mr. Stegall is resigning and Mr. Dallas is retiring as director effective as of the date of the Annual Meeting.

Meetings of Independent Directors

The independent directors of the Company meet in executive session in conjunction with regularly scheduled Board of Director Meetings and more frequently as deemed necessary.

Nomination of Directors

Minimum Qualifications of Directors

The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of NASDAQ and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the director Nominating Committee believes that each director should have an understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and its business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

Director Nomination Process

The Director Nominating Committee is responsible for making recommendations to the Board regarding nominees for election to the Board. It seeks to identify and recruit the best available Board candidates by evaluating qualified Board candidates submitted by incumbent directors, shareholders, Company management or third party search firms. The Board of Directors has adopted the following process to assist the Director Nominating Committee in its efforts to select qualified Board members. When it is necessary to fill a board vacancy or elect an additional board member, the Director Nominating Committee will request that each Director submit a list of potential candidates for consideration. The Director Nominating Committee also will consider candidates submitted by shareholders (see “Consideration of Shareholder Nominated Directors” below), or submitted by the Company’s management. If the Director Nominating Committee deems it necessary, it will retain an independent third party search firm to provide potential candidates. The Director Nominating Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is qualified to serve on the Board. The Director Nominating Committee will evaluate qualified shareholder nominees on the same basis as those submitted by Board members, Company management, third party search firms or other sources.

If the process yields one or more desirable Board candidates, the Director Nominating Committee will rank them by order of preference based on each candidate’s respective qualifications and the Company’s needs. A member of the Director Nominating Committee will then contact the preferred candidate or candidates to evaluate their potential interest and schedule an interview with the entire Director Nominating Committee. All such interviews will be held in person and be conducted by the Director Nominating Committee members. Based upon interview results and appropriate background checks, the Director Nominating Committee will re-evaluate the candidate at a committee meeting and vote on its recommendation to the Board. If a majority of the Director Nominating Committee members vote to recommend the candidate, the Board will be promptly notified of such recommendation.

When nominating a sitting Director for re-election at an annual meeting, the Director Nominating Committee will consider the Director’s performance on the Board and the Director’s qualifications in respect of the criteria referred to above.

Consideration of Shareholder Nominated Directors

The Director Nominating Committee will consider for inclusion in our proxy materials potential nominees submitted by shareholders. Any shareholder may submit a candidate for consideration by sending the following information to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102: (i) shareholder’s name, number of shares owned, length of period held, and proof of ownership; (ii) name, age and address of candidate; (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.); (iv) a supporting statement which describes the candidate’s reasons for seeking election to the Board; (v) a description of any arrangements or understandings between the candidate and the Company; and (vi) a signed statement from the candidate, confirming his/her willingness to serve on the Board. In order for the Company to consider a candidate submitted by a shareholder, the Company must receive the foregoing information not less than 90 days, nor more than 120 days, prior to a meeting of the Company’s shareholders for the election of Directors; provided, that if less than 40 days’ notice of such meeting is given to shareholders, the Company must receive the foregoing information no later than the 10th day following the day on which notice of the date of such meeting was mailed or publicly disclosed. The Corporate Secretary will promptly forward such materials to the Chair of the Director Nominating Committee. The Corporate Secretary also will maintain copies of such materials for future reference by the Director Nominating Committee when filling Board positions.

Shareholder Nominations of Directors

Section 2.05 of our Bylaws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the Board of Directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the Bylaws. To comply with the advance notice provision of the Bylaws, a shareholder who wishes to nominate a director at the 2005 Annual Meeting must provide the Company written notice not less than fifty days prior to such meeting. The notice must contain the information required by Section 2.05(a) of the Bylaws. A shareholder may contact our Corporate Secretary to obtain a copy of Section 2.05(a).

Shareholder Communication with the Board of Directors

Shareholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual Director or Directors to whom the communication is directed.

Board Attendance at the Annual Meeting

The Company encourages Board members to attend the Annual Meeting of Shareholders, and generally schedules a Board meeting on the same day as the Annual Meeting to facilitate such attendance. All the directors attended the 2003 Annual Meeting of Shareholders.

Code of Ethics and Corporate Governance

The Company has adopted a Code of Ethics for Financial Executives that applies to all the officers, the Controller and the Director of Outside Reporting. The Code of Ethics is currently available on our Website, (www.gohastings.com). The Audit Committee Charter, Board of Director Committee composition and updated director biographies will be available on our Website as of the date of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on the review of the forms submitted to us during and with respect to the 2003 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with and have been timely filed, except for the following: Form 4s reflecting a change in beneficial ownership for John H. Marmaduke, Robert A. Berman, Dan Crow, James S. Hicks and Alan Van Ongevalle resulting from the grant of employee stock options were due July 28, 2003 and were filed on Form 4s on February 27, 2004; and a Form 4 reflecting a change in beneficial ownership for James S. Hicks due September 19, 2003 and October 3, 2003 was filed on March 2, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 27, 2004 regarding the beneficial ownership of common stock by each person known by Hastings to own five percent or more of our outstanding common stock, each director, each named executive officer (as defined in “Executive Compensation”), and the directors and executive officers of Hastings as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 11,361,506 shares of common stock outstanding as of April 27, 2004.

	Amount and Nature
	of Beneficial
Name and Address (1)	Ownership (2)	Percent of Class (3)
John H. Marmaduke (4)	3,506,785	29.57%
Stephen S. Marmaduke (5)	1,903,387	16.70%
Dimensional Fund Advisors Inc. (6)	655,200	5.77%
Gaines L. Godfrey (7)	135,956	1.19%
Jeffrey G. Shrader (8)	69,657	*
Peter A. Dallas (9)	51,163	*
Ron G. Stegall (10)	48,555	*
Ann S. Lieff (11)	17,449	*
Daryl L. Lansdale (12)	14,079	*
Frank O. Marrs (13)	11,334	*
Dan Crow (14)	76,247	*
Robert A. Berman (15)	110,833	*
James S. Hicks (16)	54,565	*
Alan Van Ongevalle (17)	54,240	*
Kevin J. Ball (18)	0	*
All current directors and executive officers as a group (14 total)	6,054,250	49.51%

*	Represents less than 1%.

(1)	The address for each of the beneficial owners identified, unless otherwise noted, is c/o Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102.

(2)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of April 27, 2004 by the person indicated and shares underlying options owned by such person on April 27, 2004 that were exercisable within 60 days of that date.

(3)	Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(4)	Includes 2,254,525 shares held by the John H. Marmaduke Family Limited Partnership, the managing general partner of which is John H. Marmaduke Management, Inc., of which John H. Marmaduke is president, 38,735 shares held by Martha A. Marmaduke, John H. Marmaduke’s wife, 10,118 shares held by Owen M. Marmaduke, John H. Marmaduke’s son, 4,844 shares and 6,497 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 496,720 shares of common stock within 60 days of April 27, 2004.

(5)	Includes 1,363,785 shares held by the Stephen S. Marmaduke Family Limited Partnership, the managing general partner of which is Stephen S. Marmaduke Management, Inc., of which Stephen S. Marmaduke is president and options exercisable for 35,240 shares of common stock within 60 days of April 27, 2004.

(6)	As reported in its Schedule 13G/A, dated February 6, 2004 (the “Schedule 13G”), Dimensional Fund Advisors Inc., located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Hastings that are owned by the Funds, and therefore may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(7)	Includes 33,216 options exercisable for shares of common stock within 60 days of April 27, 2004.

(8)	Includes 35,240 options exercisable for shares of common stock within 60 days of April 27, 2004.

(9)	Includes 35,240 options exercisable for shares of common stock within 60 days of April 27, 2004.

(10)	Includes 355 shares held by Arlington Equity Partners, of which Ron G. Stegall is the Chief Executive Officer, 7,083 shares held by Ron G. Stegall Limited Partnership, the managing general partner of which is Ron Stegall and 30,180 options exercisable for shares of common stock within 60 days of April 27, 2004.

(11)	Includes 2,530 options exercisable for shares of common stock within 60 days of April 27, 2004.

(12)	Includes 3,036 options exercisable for shares of common stock within 60 days of April 27, 2004.

(13)	Includes 1,012 options exercisable for shares of common stock within 60 days of April 27, 2004.

(14)	Includes 1,960 shares and 287 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 42,000 options exercisable for shares of common stock within 60 days of April 27, 2004.

(15)	Includes 2,937 shares held in Hastings’ Associate Stock Ownership Plan and 64,000 options exercisable for shares of common stock within 60 days of April 27, 2004.

(16)	Includes 3,015 shares held in Hastings’ Associate Stock Ownership Plan and 46,000 options exercisable for shares of common stock within 60 days of April 27, 2004.

(17)	Includes 2,480 shares and 93 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 42,000 options exercisable for shares of common stock within 60 days of April 27, 2004.

(18)	Mr. Ball was employed by the Company as Vice President of Marketing effective April 28, 2004.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by the Chief Executive Officer and each of our four other most highly compensated officers (collectively, the “named executive officers”).

				Long-Term
				Compensation
				Awards
				Securities
				Underlying	All Other
Name and Principal	Fiscal			Options/	Compensation
Position	Year	Salary ($)	Bonus ($)	SARs (#)(1)	($)
John H. Marmaduke
Chairman of the Board,	2003	$228,241	$312,884	46,509	$9,557	(2)
President and Chief	2002	222,582	247,500	55,000	5,418	(2)
Executive Officer	2001	201,770	278,105	100,000	5,431	(2)

Dan Crow	2003	126,424	104,058	25,000	12,610	(3)
Vice President and	2002	120,825	76,872	35,000	5,734	(3)
Chief Financial Officer	2001	113,377	92,813	80,000	6,377	(3)

Robert A. Berman	2003	115,426	105,456	25,000	12,514	(4)
Vice President of Store	2002	112,414	83,254	20,000	5,590	(4)
Operations	2001	113,455	108,150	40,000	4,560	(4)

	2003	103,864	64,750	15,000	8,366	(5)
James S. Hicks	2002	97,346	42,750	15,000	3,411	(5)
Vice President of Product	2001	99,357	55,620	30,000	4,351	(5)

Alan Van Ongevalle
Vice President of	2003	110,533	62,837	30,000	8,942	(6)
Information Technology &	2002	98,714	27,428	15,000	3,367	(6)
Distribution	2001	$90,100	$34,565	30,000	$5,361	(6)

(1)	Options to acquire common stock.

(2)	The amounts shown include (i) annual matching contributions paid by Hastings for Mr. Marmaduke’s account pursuant to our 401(k) Plan in the amounts of $2,957, $3,418 and $1,861 and (ii) annual contributions paid by Hastings for Mr. Marmaduke’s account pursuant to our Associate Stock Ownership Plan in the amounts of $6,600, $2,000 and $3,570, in fiscal 2003, 2002 and 2001, respectively.

(3)	The amounts shown include (i) annual matching contributions paid by Hastings for Mr. Crow’s account pursuant to our 401(k) Plan in the amounts of $6,010, $3,752 and $4,080 and (ii) an annual contribution paid by Hastings for Mr. Crow’s account pursuant to our Associate Stock Ownership Plan in the amounts of $6,600, $1,982 and $2,297, in fiscal 2003, 2002 and 2001, respectively.

(4)	The amounts shown include (i) annual matching contributions paid by Hastings for Mr. Berman’s account pursuant to our 401(k) Plan in the amounts of $5,914, $3,590 and $2,406 and (ii) annual contributions paid by Hastings for Mr. Berman’s account pursuant to our Associate Stock Ownership Plan in the amounts of $6,600, $2,000 and $2,154, in fiscal 2003, 2002 and 2001, respectively.

(5)	The amounts shown include (i) annual matching contributions paid by Hastings for Mr. Hicks’ account pursuant to our 401(k) Plan in the amounts of $2,754, $1,990, and $2,433 and (ii) annual contributions paid by Hastings for Mr. Hicks’ account pursuant to our Associate Stock Ownership Plan in the amounts of $5,612, $1,421, and $1,918, in fiscal 2003, 2002 and 2001, respectively.

(6)	The amounts shown include (i) annual matching contributions paid by Hastings for Mr. Van Ongevalle’s account pursuant to our 401(k) Plan in the amounts of $3,146, $2,094, and $3,437 and (ii) annual contributions paid by Hastings for Mr. Van Ongevalle’s account pursuant to our Associate Stock Ownership Plan in the amounts of $5,796, $1,273, and $1,924, in fiscal 2003, 2002 and 2001, respectively.

Option Grants During Fiscal Year 2003

The following table sets forth information concerning stock options granted during fiscal 2003 to the named executive officers. There have been no grants of SARs during fiscal 2003 or prior years.

Individual Grants
						Potential realizable value
	Number of					at assumed annual rates of
	securities		Percent of total			stock price appreciation for
	underlying options/		options/SARs granted to	Exercise or		option term(1)
	SARs		employees in fiscal	base price	Expiration
Name	granted (#)(2)		year	($/sh)	Dates	5% ($)	10%($)
John H. Marmaduke	15,000	(3)	4.1%	$3.7235	7/24/2008	$15,431	$34,099
	31,509	(4)	8.6%	3.3850	7/24/2013	67,077	169,985
Dan Crow	25,000	(4)	6.8%	3.3850	7/24/2013	53,220	134,870
Robert A. Berman	25,000	(4)	6.8%	3.3850	7/24/2013	53,220	134,870
James S. Hicks	15,000	(4)	4.1%	3.3850	7/24/2013	31,932	80,922
Alan Van Ongevalle	30,000	(4)	8.2%	$3.3850	7/24/2013	$63,864	$161,845

(1)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, non-transferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by us to forecast possible future appreciation of the price of the common stock.

(2)	Options to acquire shares of common stock.

(3)	Twenty-five percent (25%) of the options are exercisable on each anniversary of July 24, 2003 until all such options are exercisable.

(4)	Twenty percent (20%) of the options are exercisable on each anniversary of July 24, 2003 until all such options are exercisable.

Option Exercises During Fiscal Year 2003 and Fiscal Year-End Option Values

The following table sets forth the number and value of all options held at the end of fiscal 2003 by the named executive officers. Hastings does not have any outstanding stock appreciation rights.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at Fiscal		Options/SARs at Fiscal
			Year End (#)		Year End ($)(2)
	Shares Acquired on	Value Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Marmaduke	—	—	465,720	140,509	$70,775	$155,507
Dan Crow	16,000	$33,440	35,000	113,000	18,000	144,405
Robert A. Berman	—	—	50,000	85,000	64,080	100,245
James S. Hicks	—	—	36,000	59,000	46,260	119,640
Alan Van Ongevalle	—	—	33,000	72,000	$42,660	$188,490

(1)	Value Realized is determined using the difference between the option price (fair market value at the date of grant) and the exercise price (fair market value on the date of exercise).

(2)	Value of Unexercised In-the-Money Options is determined using the closing price of Hastings common stock on January 30, 2004, which was $4.75.

Director Compensation

We reimburse all directors for expenses incurred in connection with their activities as directors. Our non-employee directors receive an annual cash retainer of $15,000 and an annual grant of shares of common stock valued at $10,000 for service as directors. In addition, each non-employee director receives a fee of $1,000 for each director meeting and $750 for each committee meeting attended in person or by telephone.

Employee Contracts and Change of Control Arrangements

Hastings has employment agreements with each of Messrs. Marmaduke, Crow, Berman, Hicks, Van Ongevalle and Mr. Kevin J. Ball (each, an “Executive”). Mr. Ball was employed by the Company as Vice President of Marketing effective April 28, 2004. Each employment agreement provides that the Executive’s salary shall be determined by the Board of Directors and that the Executive’s employment shall continue until terminated by either the Executive or Hastings. Either Hastings or the Executive has the right to terminate the employment at any time with or without cause by delivering written notice of termination to the other party. Each agreement provides for a severance payment if the agreement is terminated by Hastings without cause (as defined in the agreement). Under such circumstances, Mr. Marmaduke would receive his base annual salary and bonus for a period of 36 months, Messrs. Crow and Berman would receive their base annual salary and bonus for a period of 24 months and each of Messrs. Hicks, Van Ongevalle and Ball would receive his base annual salary and bonus for a period of 18 months following the date of termination, payable over such period and at such times as Hastings’ executives receive their regular salary and bonus payments, and any benefits under any plans in which the Executive is a participant to the full extent of such Executive’s rights under such plans. If the agreements are terminated either voluntarily by the Executive or by Hastings with cause (as defined in the agreement), or by reason of death or disability, then the Executive will not be entitled to payments under his employment agreement.

Upon a change in control of Hastings, each Executive will receive a payment to compensate him for the loss of long-term capital gains treatment of certain options granted to the Executive. Each employment agreement provides that, in the event the Executive terminates employment with Hastings, the Executive may not, for a period of 18 months following termination, work for or assist a competitor of Hastings, use certain information obtained from Hastings, or induce any other employees of Hastings to terminate their relationship with Hastings.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Shrader, Dallas and Lansdale. Mr. Dallas is retiring as a director effective as of the date of the Annual Meeting. There are no interlocks, as defined in applicable Securities and Exchange Commission rules, and no officer or former officer of Hastings is a member of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee supervises Hastings’ executive compensation program, and is composed of non-employee Directors who do not participate in any of the compensation plans they administer. Salary and other incentive packages of our executive officers are initially determined by the Compensation Committee, and are then recommended to the Board of Directors, which approves the compensation packages. Compensation levels and benefits of the Chief Executive Officer and President and the other executive officers of the Company are reviewed by the Compensation Committee at least annually.

Our compensation program is designed to motivate, reward and retain the management talent Hastings needs to achieve its business goals. We intend to reward executives for achieving annual goals, to link executive and stockholder interests through equity-based compensation, and to provide a compensation package that recognizes individual contributions and our performance. A meaningful portion of each executive’s total compensation is intended to be based and contingent upon our annual and long-term performance.

Our success depends on attracting and retaining executives who have developed the skills and expertise required to lead and manage a multimedia entertainment retailer. Our philosophy is to provide our executives with (1) competitive base salaries, (2) rewards for performance and accomplishments on an annual basis, and (3) incentives to meet long-term objectives.

We pay for performance based on an individual’s level of responsibility. We motivate performance by recognizing the year’s results and by providing incentives for improvement in the future. The three major components of our compensation program are base salary, incentive bonus awards made on an annual basis, and long-term incentive awards.

Base Salary. Our compensation philosophy is to make cash compensation competitive with other companies of comparable size and operating locations in order to help motivate and retain executive officers and provide a strong incentive to achieve our specific goals. Initially, our Chief Executive Officer recommends base salary amounts to the Compensation Committee. In reviewing these recommendations, the Compensation Committee uses a number of surveys to determine competitive salary positions. Since our general headquarters and most of our retail operations are not located in large metropolitan areas, our salary ranges are targeted at the median level of the survey data. In determining the base salaries of executives, the Compensation Committee considers a variety of factors, including the overall financial performance of the Company, competitive positioning (comparing Hastings’ salary structure with salaries paid by other companies, including entertainment and non-entertainment retailing companies) and our business performance. We also consider a number of objective and subjective factors unique to each individual including the executive’s performance, job responsibilities, current and long-term value to the Company, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally.

Incentive Awards Made on an Annual Basis. A significant portion of an executive officer’s income is based upon the Corporate Officer Incentive Program (“COIP”). This program provides for incentive cash payments based upon incentive targets expressed as a percentage of a participant’s base salary if certain performance goals are met. Each fiscal year is divided into two separate six-month performance periods, and awards are made for each performance period. Amounts payable under COIP are not guaranteed, and thus a significant portion of each officer’s annual compensation is essentially at risk.

At the beginning of each performance period, each officer is assigned an incentive target amount expressed as a percentage of base salary. Generally, the higher the level an officer’s responsibility with Hastings, the greater the percentage of his overall annual compensation is subject to being earned under COIP. The incentive target for a performance period can be increased to not more than 200%, or decreased to not less than 55%, of the targeted amount based upon performance achievement. As of January 31, 2004, the performance measures for all incentive plan participants were based upon revenue and return on equity. Return on equity is defined in our annual business plan as the after-tax rate of return on shareholders’ equity at the beginning of the fiscal year.

Within 90 days after the end of each performance period, each participant’s base salary rate is multiplied by the earned incentive plan award percentage to determine the dollar value of the award for the performance period in question. The maximum annual award payable under the COIP is the lesser of 250% of the participant’s most recent annualized base salary or $1.0 million. A portion of any bonus may be used to purchase Restricted Stock Units.

In fiscal 2003, during the first six-month performance period, we realized 125% of the incentive target and in the second six-month performance period we realized 110% of the incentive target.

Long-term Incentive Awards. Long-term incentive awards are intended to develop and retain strong management through share ownership. Stock options are the primary long-term incentive granted to officers, as well as some of our other key employees. The Compensation Committee believes that a significant portion of officers’ compensation should depend on value created for the shareholders. Options are an excellent way to accomplish this because they tie the officers’ interests directly to the shareholders’ interests.

The number of options granted to officers is based upon individual performance and level of responsibility. Option grants must be of sufficient size to provide a strong incentive for executives to work for long-term business interests and to become significant owners of the business. The Compensation Committee reviews market studies for long-term compensation awards, and endeavors to make option grants that provide the necessary incentive to attract and retain qualified executives.

Deductibility of Compensation. The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits the deductibility of certain otherwise deductible compensation in excess of $1.0 million paid to the Chief Executive Officer or other named executive officers. It is our policy to attempt to have our executive compensation plans treated as tax deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan.

Chief Executive Officer Compensation. The total compensation of John H. Marmaduke, our Chairman, President and Chief Executive Officer, was $550,682 during fiscal 2003, representing a base salary of $228,241 and a bonus, pursuant to the COIP, of $312,884, and annual matching contributions paid by Hastings for Mr. Marmaduke’s accounts pursuant to our 401(k) and Associate Stock Ownership Plans in the amounts of $2,957 and $6,600, respectively. Mr. Marmaduke’s compensation was based upon a comparison to the compensation of officers in similar positions at other retailers, taking into consideration Hastings’ size, performance and business philosophy.

This report is submitted by the members of the Compensation Committee as of January 31, 2004.

Jeffrey G. Shrader, Chair
Peter A. Dallas
Daryl L. Lansdale

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning stock options outstanding, the weighted average exercise price of those options and options remaining to be granted under existing option plans, whether approved or not approved by security holders, as of January 31, 2004. The purpose of this table is to illustrate the potential dilution that could occur from past and future equity grants. Hastings does not have any outstanding warrants or stock appreciation rights.

Equity Compensation Plan Information
Number of securities
	Number of securities		remaining available
	to be issued	Weighted-average	for
	upon exercise of	exercise price of	future issuance
	outstanding options,	outstanding options,	under equity
Plan category	warrants and rights	warrants and rights	compensation plans (1)
Equity compensation plans approved by security holders	1,917,452	$5.71	629,704
Equity compensation plans not approved by security holders	—	—	—

Total	1,917,452	$5.71	629,704

(1)	Includes stock grants for 13,223 shares of common stock available under the 2002 Stock Grant Plan for Outside Directors.

STOCK PERFORMANCE GRAPH

The following graph compares the annual cumulative total shareholder return on an investment of $100 on January 29, 1999 in Hastings common stock, based on the market price of the common stock, with the cumulative total return of similar investments in the Nasdaq National Market Retail Trade Stocks Index and in the S&P 500 Market Index.

Performance Graph

Date	HAST	S&P 500	Retail Trade Index
29-Jan-99	100.000	100.000	100.000
31-Jan-00	30.808	110.306	81.337
31-Jan-01	14.695	109.503	63.047
31-Jan-02	41.705	91.934	74.292
31-Jan-03	32.985	70.699	59.746
31-Jan-04	36.018	95.268	87.567

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jeffrey G. Shrader is a shareholder in the law firm of Sprouse Shrader Smith P.C. in Amarillo, Texas, which has provided legal services to Hastings since 1993. During fiscal 2003 Hastings made aggregate legal payments of approximately $0.4 million to such law firm. Hastings believes that these services have been provided on terms as favorable as those that Hastings could have obtained from an unrelated third party. The amount of fees paid in 2003 to Mr. Shrader’s law firm exceeded the percentage of the firm’s gross revenues in that year that would allow Mr. Shrader to be “independent” within the meaning of recently adopted NASDAQ listing standards. See “Information Regarding Board of Directors and Committees — Independence.” Because it was initially believed that fees paid to the firm constituted a smaller percentage of its revenues, the Company erroneously listed Mr. Shrader as independent in the Company’s 2003 Summary Annual Report.

Gaines L. Godfrey, one of our directors, owns, as a limited partner, interests of 10% or less in certain limited partnerships that lease land and improvements to Hastings under triple net leases. During fiscal 2003 Hastings made aggregate lease payments of approximately $0.6 million, to such limited partnerships. We believe that these leases are on terms as favorable as those that we could have obtained from a non-affiliated third party.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and adequacy of financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

The Audit Committee obtained from its independent auditors, Ernst & Young LLP, a formal report delineating all relationships between the independent auditors and Hastings that may bear on the auditors’ independence consistent with Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed and reviewed with the independent auditors and Hastings management audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee discussed and reviewed with Hastings’ management and the independent auditors the audited financial statements of Hastings as of and for the fiscal year ended January 31, 2004. The management of Hastings has the responsibility for the preparation of Hastings’ financial statements and the independent auditors have the responsibility for the audit of those statements.

Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2004 be included in Hastings’ Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of the services other than those described under “Principal Accountant Fees and Services” below is compatible with maintaining the independence of the principal auditor, and has concluded that such services are compatible with auditor independence.

Frank O. Marrs, Chair
Daryl L. Lansdale
Ron G. Stegall

INDEPENDENT AUDITORS

The Audit Committee selected Ernst & Young LLP to serve as our independent auditors for the fiscal year ended January 31, 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees paid for professional services rendered by Ernst & Young LLP during the fiscal years 2003 and 2002 were as follows:

	2003	2002
Audit Fees	$323,966	$258,905
Audit-Related Fees	67,796	67,366
Tax Fees	83,966	86,903
All Other Fees	129,500	1,500

Total Fees	$605,228	$414,674

Fiscal year 2003. Audit related fees consist principally of employee benefit plan audits. Tax fees consist principally of tax compliance consulting and planning. All other fees consist primarily of evaluations of the effectiveness of information technology systems and processes.

Fiscal year 2002. Audit related fees consist primarily of employee benefit plan audits. Tax fees consist principally of tax compliance consulting, planning and preparation. All other fees relate to an Internet subscription for tax, accounting and securities rules and regulations research.

The Audit Committee must pre-approve all audit and permissible non-audit services provided by the independent auditor and has adopted a policy detailing the services and minimum fee levels required for Audit Committee approval. In addition, the Audit Committee has approved a delegation process by which the Audit Committee Chairman or any of its members may pre-approve audit and permissible non-audit services that are consistent with the SEC’s rules on auditor independence, up to $50,000. The full Audit Committee must approve engagements with fees that exceed $50,000. The Audit Committee member(s) will report any pre-approval decisions under these procedures to the full Audit Committee at its next scheduled meeting. Fees for services approved by the Audit Committee that are equal to or less than the pre-approved limits do not require specific approval by the Audit Committee and may be submitted to the Chief Financial Officer for approval within the guidelines of the policy. The Audit Committee will be informed of any such services rendered by the independent auditor at its next scheduled meeting.

OTHER MATTERS

We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by Proxies will be voted in accordance with the judgment of the Proxy holders.

ANNUAL REPORT

The Annual Report to our Shareholders, including financial statements for the fiscal year ended January 31, 2004, accompanies this Proxy Statement. The Annual Report is not deemed to be part of this Proxy Statement.

FORM 10-K

Copies of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K (excluding exhibits) are available, without charge, upon written request to Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, Attention: Investor Relations Department or by visiting the Investor Relations section of the Company’s Website at (www.gohastings.com.) Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover the Company’s expenses in furnishing the exhibits.

SHAREHOLDER PROPOSALS

To be considered for inclusion in our proxy statement for the 2005 Annual Meeting, proposals of shareholders must be in writing and received by us no later than April 20, 2005. To be presented at the 2005 Annual Meeting without inclusion in our proxy statement for such meeting, proposals of shareholders must be in writing and received by us no later than April 20, 2005. Such proposals should be mailed to the Corporate Secretary of Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102 and include the information required by Section 2.05(a) of the Bylaws. Proposals related to shareholder nominated directors must be submitted in accordance with the guidelines set forth in the section entitled “Consideration of Shareholder Nominated Directors” contained herein.

By Order of the Board of Directors

/s/ Jerry M. McKee
Jerry M. McKee
Corporate Secretary

Amarillo, Texas
May 12, 2004

Exhibit A

Hastings Entertainment, Inc.
Charter of the Audit Committee of the Board of Directors

I. Purpose of Audit Committee

     The purposes of the Audit Committee, which is part of the Board, shall be (a) to assist the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s independent auditors and the Company’s internal audit function, (iv) the Company’s compliance with legal and regulatory requirements, (v) the system of internal controls over financial reporting, and (b) to prepare a report for inclusion in the Company’s annual proxy statement, in accordance with applicable law, regulation and listing standards.

II. Composition of Audit Committee

     The Audit Committee shall consist of not less than three independent members. Each member of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating Committee and shall satisfy the independence and expertise requirements of the Sarbanes-Oxley Act of 2002 (the “Act”) as appropriate, including the rules and regulations promulgated by the Securities and Exchange Commission there under.

Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Audit Committee may be removed by a majority vote of the Board.

III. Authority and Responsibilities of Audit Committee

     The following are within the authority of the Audit Committee:

A. Independent Auditor

•	Appoint the independent auditor to audit the financial statements of the Company.

•	Review and, in its sole discretion, approve in advance the fees and terms of all audit and, as provided in the Act, all permitted non-audit services and relationships between the Company and the independent auditor (which approval should be made after receiving input from the Company’s management). Approval of audit and permitted non-audit services may also be made by one or more members of the Audit Committee as shall be designated by the Audit Committee/the chairperson of the Audit Committee and the person(s) granting such approval shall report such approval to the Audit Committee at the next scheduled meeting.

•	At least annually, obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1 and obtain any required peer review or internal quality-control report of the independent auditor.

•	Discuss the foregoing report by the independent auditor to the extent it discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the outside auditor.

•	Evaluate with the assistance of the Company’s management the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor and, if so determined by the Audit Committee, terminate the Company’s engagement of the independent auditor.

The Audit Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditor to the Board.

B. Financial Reporting

•	Review the annual audited and quarterly financial statements with the Company’s management, its Disclosure Committee and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review any significant reporting issues and judgments made in connection with the Company’s financial statements.

•	Review the Company’s significant accounting principles and any changes thereto. Consider the impact of acceptable alternative accounting principles that are communicated by the independent auditor, internal auditors or the Company’s management.

•	Make a recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

C. Audit Process of the Independent Auditor

•	Meet with the independent auditor prior to their commencing the audit to review the scope (i.e. nature of work performed by entity), planning and staffing of the audit.

•	Review with the independent auditor any problems or difficulties the auditor may have encountered in the course of the audit, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any management letter provided by the auditor and the Company’s response to that letter.

•	Discuss with the independent auditor their required disclosure outlined by Generally Accepted Auditing Standards relating to the conduct of the audit, including consideration of the quality of the Company’s accounting principles as applied in its financial reporting.

D. Internal Audit Function

•	Review the appointment and replacement of the head of the internal Corporate Audit Staff, the adequacy and qualifications of the internal Corporate Audit Staff and the responsibilities and budget of the Company’s internal audit function.

•	Review any significant reports to the Company’s management prepared by the internal Corporate Audit Staff and the responses of the Company’s management.

•	Review and evaluate with the Company’s management, internal Corporate Audit Staff and the independent auditor the adequacy of internal controls that could significantly affect the Company’s financial statements.

E. Legal Matters

•	Review with the Company’s Outside Counsel and management legal matters that may have a material impact on the Company’s financial statements, its Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

F. Evaluation

•	On an annual basis, the Audit Committee shall evaluate its performance under this Charter by reviewing at least the information and recommendations presented by the Audit Committee to the Board and whether the number and length of meetings of the Audit Committee were adequate for the Audit Committee to complete its work in a thorough and thoughtful manner. A discussion of these findings shall take place at least annually at the first meeting of the Audit Committee.

•	The Audit Committee shall review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

G. Other Matters

•	Establish clear hiring policies for employees or former employees of the independent auditor.

•	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This review may be done generally through a discussion of the types of information to be disclosed and type of presentations to be made, and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	Discuss the Company’s policies with respect to risk assessment and risk management.

•	Submit the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

IV. Meetings of the Audit Committee

The Audit Committee shall meet at least five times per year, or more frequently as circumstances require.

The Audit Committee shall report regularly to the Board, at a minimum, after each meeting of the Audit Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Board of Directors of the Company.

The members of the Audit Committee shall select a chair whom will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

Periodically, the Audit Committee shall meet with the Company’s management, members of the Company’s internal Corporate Audit Staff and with the independent auditor in separate sessions.

V. Resources of the Audit Committee

The Audit Committee shall have the authority, following notice to the Chairman of the Board to retain legal, accounting or other advisors to advise the Audit Committee and assist it in fulfilling its duties and responsibilities. The Audit Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.

VI. Other

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and the independent auditor.

PROXY

HASTINGS ENTERTAINMENT, INC.

This proxy is solicited by the Board of Directors of Hastings Entertainment, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held on June 9, 2004, at 4:00 p.m. central daylight savings time at the Hastings Electronic Learning Center in the Cornette Library on the campus of West Texas A&M University in Canyon, Texas. The Cornette Library is located at the corner of University Drive and 26th Street. The undersigned hereby appoint(s) Stephenie Brown and Jerry M. McKee, or either of them, with full power of substitution, and with discretionary authority, the Proxies of the undersigned to vote all shares of common stock the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 9, 2004, and at any adjournment thereof, upon the matters listed below, and in accordance with her or his best judgment with respect to any other matters which may properly come before the meeting.

The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the one nominee for director and (ii) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournments thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors request that you promptly execute and mail this proxy.

     Dated this                                          day of                                          , 2004.

(Please sign exactly as your name appears on the stock certificate. If shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, guardian, or other capacity, please give title as such.)

     The Board of Directors recommends a vote FOR Proposal 1.

1.	Election of Director:

Nominee:	For	Withhold
Ann Spector Lieff	[ ]	[ ]

2.	In their discretion, the Proxies are authorized to vote on any other matters that may properly come before the meeting and any adjournment thereof.

Vote by Internet at http://www.eproxy.com/hast or by telephone at 1-800-435-6710 or by mail. If you vote by Internet or by telephone, you do not need to mail back your proxy card.